Exhibit 10.43

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Agreement”) dated as of May 7, 2007, is made by GMH COMMUNITIES TRUST, a Maryland real estate investment trust (“GMH”), GMH Military Housing LLC, a Delaware limited liability company, GMH Military Housing Investments, LLC, a Delaware limited liability company, GMH AETC Management/Development LLC, a Delaware limited liability company, GMH Northeast Housing Design/Build LLC, a Delaware limited liability company, GMH Communities TRS, Inc., a Delaware corporation, GMH/Benham Military Communities LLC, a Delaware limited liability company, GMH/Phelps Military Communities LLC, a Delaware limited liability company, GMH Military Housing--AETC Limited Partner LLC, a Delaware limited liability company, GMH Military Housing--Carlisle/Picatinny Limited Partner LLC, a Delaware limited liability company, GMH Military Housing--Bliss/WSMR Limited Partner LLC, a Delaware limited liability company, GMH MILITARY HOUSING DEVELOPMENT, LLC, a Delaware limited liability company, GMH MILITARY HOUSING MANAGEMENT, LLC, a Delaware limited liability company, and GMH MILITARY HOUSING CONSTRUCTION, LLC, a Delaware limited liability company (collectively, the “Guarantor”), in favor of U.S. Bank Trust National Association, a national banking association, as trustee on behalf of the Noteholders under the Indenture (as hereinafter defined) and any future holders of the Notes (in such capacity), together with any and all successors and assigns in such capacity, the “Trustee”).  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

RECITALS

A.                                   Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Initial Owner of the Notes (the “Initial Owner”) and GMH Communities, LP, a Delaware limited partnership (the “Issuer”), have entered into a Note Purchase Agreement dated as of the date hereof pursuant to which the Initial Owner may purchase up to an aggregate principal amount of $100,000,000 of GMH Communities, LP Notes, Series 2007, issued by the Issuer under the Trust Indenture dated as of May 7, 2007, by and between the Issuer and the Trustee (the “Indenture”).

B.                                     GMH has an indirect beneficial interest in the Issuer and the proceeds received by the Issuer from the sale of the Notes pursuant to the Indenture will benefit the Guarantor.

C.                                     The funds received by the Issuer pursuant to the sale of the Notes shall be available for use by the Issuer and the Guarantor.

D.                                    The Trustee has required the execution of this Agreement by the Guarantor in connection with the Indenture.

NOW, THEREFORE, for and in consideration of premises and other good and valuable consideration, the Guarantor hereby covenants and agrees with the Trustee for the benefit of the Initial Owner and such other holders of Notes as follows:

1.                                       Guaranty.  The Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Trustee the prompt and complete performance and payments when due, of all present and future obligations of the Issuer to the Trustee, or to any successor or transferee of the Trustee, including, without limitation, the interest and principal of the Notes and fees, costs and expenses of the Trustee and the Initial Owner, in accordance with the terms of the Indenture, whether said obligations are liquidated or unliquidated, secured or unsecured, contingent or otherwise, whether now existing or hereafter arising (the “Obligations”) and under and pursuant to all amendments, supplements, renewals and restatements of the Indenture.  The guaranty provided for in this Agreement is a present, absolute, unconditional, irrevocable and continuing guaranty of performance and payment, not of collection.  If the Issuer fails to pay any Obligations for which it is liable, when and as the same shall become due and payable (whether by acceleration or otherwise), the Guarantor shall on demand pay the same to the Trustee, in immediately available funds, in lawful money of the United States of America, at its address specified in or pursuant to the Indenture.

In order to ensure timely payment of principal and interest on the Notes by the Issuer on each Interest Payment Date and/or Principal Payment Date (collectively “Payment Date”), the Guarantor hereby agrees that to the extent the Issuer shall have failed to deposit, or cause to be deposited, to the Revenue Fund maintained by the Trustee pursuant to the Indenture, by 10:00 A.M. Eastern time on the Payment Date, an amount sufficient to pay the principal of and interest due and owing on the Notes on the Payment Date, the Trustee shall have the right to demand payment of an amount equal to the insufficiency from the Guarantor under this Guaranty and the Guarantor shall deposit, or cause to be deposited, to the Revenue Fund or to the Trustee under the Indenture, the amount of the insufficiency no later than 10:00 A.M., Eastern time, on the next business day, as set forth in Section 5.16 of the Indenture.  Nothing in this Agreement shall be deemed to guaranty any obligation of the Issuer other than the Issuer’s obligations or liabilities arising out of the Indenture.

2.                                       Joint and Several Obligation.  Each Guarantor hereby binds and obligates itself and its successors and assigns jointly, severally and solidarily with the Issuer and the other Guarantors for the prompt and complete performance and payment of the Obligations precisely as if the same had been contracted and were due and owing, directly by the Guarantor; provided, however, each Guarantor’s joint and several obligation hereunder shall be limited to its portion of Collateral, with the exception of GMH.  It is agreed and understood that the Guarantor shall be bound by all the provisions of this Agreement and for the payment and performance of the Obligations.

3.                                       Absolute Guaranty.  The Guarantor’s obligations hereunder shall not be affected by the enforcement of the Obligations, or by the existence, validity, enforceability, perfection or extent of any collateral therefor, or by any other circumstance relating to the Obligations which might otherwise constitute a defense to or legal or equitable discharge of the guaranty provided in this Agreement.  The Trustee makes no representation or warranty in respect of any such circumstance and has no duty or responsibility whatsoever to the Guarantor in respect to the management and maintenance of the Obligations or any collateral therefor.  The Trustee shall not be obligated to file any claim relating to the Obligations in the event that the Issuer becomes subject to a liquidation, rehabilitation, bankruptcy, insolvency or similar proceeding, and the failure of the Trustee so to file shall not affect the Guarantor’s obligations hereunder.  In the event that any payment by the Issuer in respect of any Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder in respect to such Obligations as if such payment had not been made.

4.                                       Consents, Waivers and Renewals.  The Guarantor agrees that the Trustee may at any time and from time to time under an agreement with the Issuer, either before or after the due date of any payment due to the Trustee under the Indenture, and without notice to or further consent of the Guarantor, extend the time of payment of, exchange or surrender any collateral for, or renew any of the Obligations, and may also make any other agreement with the Issuer concerning any of the Obligations, including, but not limited to, the Notes, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms of the Indenture, including but not limited to, the Notes, without in any way impairing or affecting this Agreement.  The Guarantor agrees that the Trustee may resort to the Guarantor for payment of any of the Obligations, whether or not the Trustee shall have proceeded against the Issuer with respect to any of the Obligations.  The Guarantor further agrees that the Trustee may resort to the Guarantor for payment of any of the Obligations in lieu of any collateral security or to satisfy any remaining Obligations after disposition of any collateral security.

5.                                       Expenses.  The Guarantor agrees to pay on demand all reasonable fees and expenses (including the reasonable fees and expenses of the Trustee’s counsel) in any way relating to the enforcement of the rights of the Trustee hereunder; provided, that the Guarantor shall not be liable for any expenses of the Trustee if no payment under this Agreement is due.

6.                                       Subrogation.  The Guarantor will not exercise any rights under this Agreement which it may acquire by way of subrogation until all the Obligations have been indefeasibly paid in full.  If any amount shall be paid to the Guarantor in violation of the preceding sentence, such amount shall be held in trust for the benefit of the Trustee and shall forthwith be paid to the Trustee to be credited and applied to the Obligations, whether matured or unmatured.  Subject to the foregoing, upon payment of all the Obligations, the Guarantor shall be subrogated to the rights of the Trustee against the Issuer, and the Trustee agrees to take at the Guarantor’s expense such steps as the Guarantor may reasonably request to implement such subrogation.

7.                                       Continuing Guaranty.  This Agreement is absolute and unconditional and shall remain in full force and effect and be binding upon the Guarantor, its successors and assigns until all of the Obligations have been indefeasibly paid in full.  This Guaranty secures a revolving obligation of Issuer under the Indenture and this Guaranty will not expire until all sums that can be drawn have been drawn and indefeasibly repaid as further provided in Section 13.  The Guarantors represent and warrant that each of the Recitals is true and accurate and is incorporated in this Guaranty by reference.

8.                                       No Waiver; Cumulative Rights.  No failure on the part of the Trustee to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Trustee or the Noteholders of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power.  Each and every right, remedy and power hereby granted to the Trustee or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Trustee from time to time.

9.                                       Waiver of Notice.  The Guarantor waives notice of presentment to or demand of payment from anyone whomsoever liable upon any of the Obligations, presentment, demand, notice of dishonor, protest, notice of any sale of collateral security and all other notices and demands whatsoever.

10.                                 Representations and Warranties.  Each Guarantor represents and warrants as to itself:

(a)                                  The Guarantor is duly organized, validly existing and in good standing under the laws of the State of Delaware or Maryland, as applicable, and has full corporate power to execute, deliver and perform this Agreement.

(b)                                 GMH is and shall maintain its federal tax status as a real estate investment trust.

(c)                                  The execution, delivery and performance of this Agreement have been and remain duly authorized by all necessary corporate action and do not contravene any provision of the Guarantor’s certificate of incorporation or declaration of trust, as applicable, or by-laws, as amended to date, or any law, regulation, rule, decree, order, judgment or contractual restriction binding on the Guarantor or its assets.

(d)                                 All consents, licenses, clearances, authorizations and approvals of, and registrations and declarations with, any governmental authority or regulatory body necessary for the due execution, delivery and performance of this Agreement have been obtained and remain in full force and effect and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery or performance of this Agreement.

(e)                                  This Agreement constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject, as to the enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(f)                                    Each Guarantor represents for itself that there is no litigation or other pending governmental investigation involving such Guarantor as of the date hereof except as set forth in Schedule 10(f).

(g)                                 The audited financial statements of GMH present fairly in all material respects the financial condition of GMH.

11.                                 Ongoing Covenant of Guarantor re: Pledged Collateral.  For the term of this Agreement, the Guarantor hereby covenants and agrees, for the benefit of the Issuer, the Trustee and the Initial Owner, that it shall not sell, assign (by operation of law or otherwise), transfer, pledge or otherwise dispose of, or create or suffer to exist any lien (other than Permitted Liens) upon or with respect to the Collateral without the prior written consent of the Issuer, the Trustee, and the Initial Owner.  The forgoing does not limit the Guarantor’s use of Collateral monies in the normal course of business as permitted by the Indenture.

12.                                 Assignment.  Neither the Guarantor nor the Trustee may assign its rights, interest or obligations hereunder to any other person without the prior written consent of the Guarantor or the Trustee, as the case may be; provided, however, that the Trustee may assign its rights, interests and obligations hereunder to an assignee or transferee to which it has transferred its interests and obligations under the Policy in accordance with the terms thereof.

13.                                 Expiration.  This Guaranty shall in no event terminate until the expiration of the period during which the final payment upon the Obligations may be subject to rescission, restoration or return under any bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar law of general applicability relating to or affecting creditors’ rights and shall continue to be effective to the extent that at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by Trustee upon the insolvency, bankruptcy or reorganization of the Issuer or other circumstances affecting the Issuer, all as though such payment had not been made.

14.                                 Nature of Guaranty.  The fact that at any time or from time to time the Obligations may be increased or reduced shall not release or discharge the obligation of Guarantor to Trustee with respect to the Obligations.  This Guaranty may be enforced by Trustee and any subsequent holder of the Notes and shall not be discharged by the assignment or negotiation of all or part of the Notes.

15.                                 Guaranteed Obligations Not Reduced by Offset.  The Obligations and the liabilities and obligations of Guarantor to Trustee hereunder, shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Issuer, or any other party, against Trustee or against payment of the Obligations, whether such offset, claim or defense arises in connection with the Obligations (or the transactions creating the Obligations) or otherwise.

16.                                 No Duty To Pursue Others.  It shall not be necessary for Trustee (and Guarantor hereby waives any rights which Guarantor may have to require Trustee), in order to enforce the obligations of Guarantor hereunder, first to (i) institute suit or exhaust its remedies against Issuer or others liable on the Notes or the Obligations or any other person, (ii) enforce Trustee’s rights against any collateral which shall ever have been given to secure the Notes, (iii) enforce Trustee’s rights against any other guarantors of the Obligations, (iv) join Issuer or any others liable on the Obligations in any action seeking to enforce this Guaranty, (v) exhaust any remedies available to Trustee against any collateral which shall ever have been given to secure the Notes, or (vi) resort to any other means of obtaining payment of the Obligations. Trustee shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Obligations.

17.                                 Waivers.  Guarantor agrees to the provisions of the Transaction Documents, and hereby waives notice of (i) any loans or advances made by Trustee to Issuer, (ii) acceptance of this Guaranty, (iii) any amendment or extension of the Note, the Indenture or of any other Transaction Documents, (iv) the execution and delivery by Issuer and Trustee of any other loan or credit agreement or of Issuer’s execution and delivery of any promissory notes or other documents arising under the Transaction Documents or in connection with the Indenture Property, (v) the occurrence of any breach by Issuer or an event of default, (vi) Trustee’s transfer or disposition of the Obligations, or any part thereof, (vii) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Obligations, (viii) protest, proof of non-payment or default by Issuer, or (ix) any other action at any time taken or omitted by Trustee, and, generally, all demands and notices of every kind in connection with this Guaranty, the Transaction Documents, any documents or agreements evidencing, securing or relating to any of the Obligations and the obligations hereby guaranteed.

18.                                 Effect of Bankruptcy.  In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, or any agreement, stipulation or settlement, Trustee must rescind or restore any payment, or any part thereof, received by Trustee in satisfaction of the Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Trustee shall be without effect, and this Guaranty shall remain in full force and effect.  It is the intention of Borrower and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.

19.                                 Invalidity of Obligations.  The invalidity, illegality or unenforceability of all or any part of the Obligations, or any document or agreement executed in connection with the Obligations, for any reason whatsoever, including without limitation the fact that (i) the Obligations, or any part thereof, exceeds the amount permitted by law, (ii) the act of creating the Obligations or any part thereof is ultra vires, (iii) the officers or representatives executing the Note, the Indenture or the other Transaction Documents or otherwise creating the Obligations acted in excess of their authority, (iv) the Obligations violate applicable usury laws, (v) the Issuer has valid defenses, claims or offsets other than payment (whether at law, in equity or by agreement) which render the Obligations wholly or partially uncollectible from Issuer, (vi) the creation, performance or repayment of the Obligations (or the execution, delivery and performance of any document or instrument representing part of the Obligations or executed in connection with the Obligations, or given to secure the repayment of the Obligations) is illegal, uncollectible or unenforceable, or (vii) the Note, the Indenture or any of the other Transaction Documents have been forged or otherwise are irregular or not genuine or authentic, shall not discharge Guarantor’s obligations hereunder, it being agreed that Guarantor shall remain liable hereon regardless of whether Issuer or any other person be found not liable on the Obligations or any part thereof for any reason.

20.                                 Release of Obligors.  Any full or partial release of the liability of Issuer on the Obligations, or any part thereof, or of any guarantor, or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guaranty or assure the payment of the Obligations, or any part thereof, shall not discharge Guarantor’s obligations hereunder, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Obligations in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other parties will be liable to pay or perform the Obligations, or that other parties will be looked to to pay or perform the Obligations.

21.                                 Other Collateral.  The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Obligations shall not discharge Guarantor’s obligations hereunder.

22.                                 Release of Collateral.  Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Obligations shall not discharge Guarantor’s obligations hereunder.

23.                                 Care and Diligence.  The failure of Trustee or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of Trustee (i) to take or prosecute any action for the collection of any of the Obligations, or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Obligations shall not discharge Guarantor’s obligations hereunder.

24.                                 Unenforceability.  The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Obligations shall not discharge Guarantor’s obligations hereunder.

25.                                 Notices.  All notices or demands on the Guarantor shall be deemed effective when given, and shall be in writing and sent by telecopier, confirmed by registered mail, and addressed to the Guarantor at:

GMH Communities Trust

10 Campus Boulevard

Newton Square, Pennsylvania 19073-3200

Attention:  Joseph Macchione

Telephone No.: (610) 355-8180

Telecopier No.: (610) 355-8480

GMH Military Housing, LLC

10 Campus Boulevard

Newton Square, Pennsylvania 19073-3200

Attention:  Joseph Macchione

Telephone No.: (610) 355-8180

Telecopier No.: (610) 355-8480

GMH Military Housing Investments, LLC

10 Campus Boulevard

Newton Square, Pennsylvania 19073-3200

Attention:  Joseph Macchione

Telephone No.: (610) 355-8180

Telecopier No.: (610) 355-8480

All Other Guarantors

C/O GMH Communities Trust

10 Campus Boulevard

Newton Square, Pennsylvania 19073-3200

Attention:  Joseph Macchione

Telephone No.: (610) 355-8180

Telecopier No.: (610) 355-8480

26.                                 Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  The Trustee and Guarantor hereby agree to waive any obligation on the part of the Guarantor to post or otherwise provide any security or other financial guaranty which may otherwise be provided by New York law as a condition to answering or otherwise fully defending any action brought to resolve any dispute under this Agreement.  The Trustee and Guarantor further covenant not to seek such security or other financial guaranty (other than this Agreement) and to oppose otherwise the imposition of such security of other financial guaranty (other than this Agreement).

27.                                 Forum Selection.  Each of the Parties hereto (i) hereby irrevocably submits to the nonexclusive jurisdiction of the Supreme Court of the State of New York, New York County (without prejudice to the rights of any party to remove to the United States District Court for the Southern District of New York) and to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York, for the purpose of any suit, action or other proceeding arising out of this Agreement, or the subject matter hereof or any of the transactions contemplated hereby or thereby brought by any of the parties hereto or their successors or assigns, (ii) hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable governmental rule, in such Federal court, and (iii) to the extent permitted by applicable law, hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding any claim that it is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.  A final judgment obtained in respect of any action, suit or proceeding referred to in this Section 14 shall be conclusive and may be enforced in other jurisdictions by suit or judgment or in any manner as provided by applicable law.  Each of the parties hereto hereby consents to service of process in connection with the subject matter specified in the first sentence of this Section 14 in connection with the above-mentioned courts in New York by registered mail, Federal Express, DHL or similar courier at the address to which notices to it are to be given, it being agreed that service in such manner shall constitute valid service upon such party or its respective successors or assigns in connection with any such action or proceeding only; provided, however, that nothing in this Section 14 shall affect the right of any of such parties or their respective successors or assigns to serve legal process in any other manner permitted by applicable law.

28.                                 GUARANTOR AND TRUSTEE EACH (A) AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS GUARANTY OR THE RELATIONSHIP BETWEEN THE PARTIES AS GUARANTOR AND TRUSTEE THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

29.                                 Counterparts.  This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Guarantor to Trustee as of the date first above written.

GMH MILITARY HOUSING LLC , a Delaware limited
liability company

	By:	/s/ Joseph M. Macchione
Name: Joseph M. Macchione
Title: Vice President

GMH MILITARY HOUSING INVESTMENTS, LLC, a
Delaware limited liability company

	By:	/s/ Joseph M. Macchione
Name: Joseph M. Macchione
Title: Vice President

GMH AETC MANAGEMENT/DEVELOPMENT LLC, a
Delaware Limited Liability Company

By: GMH MILITARY HOUSING INVESTMENTS LLC, a Delaware Limited Liability Company, its Manager

	By:	/s/ Joseph M. Macchione
Name: Joseph M. Macchione
Title: Vice President

GMH NORTHEAST HOUSING DESIGN/BUILD
LLC, a Delaware Limited Liability Company

By:	GMH MILITARY HOUSING, LLC, a
Delaware Limited Liability Company, its
Manager

	By:	/s/ Joseph M. Macchione
Name: Joseph M. Macchione
Title: Vice President

GMH COMMUNITIES TRS, INC., a Delaware
Corporation

	By:	/s/ Joseph M. Macchione
Name: Joseph M. Macchione
Title: Vice President

GMH/BENHAM MILITARY COMMUNITIES LLC, a
Delaware Limited Liability Company

By:	GMH MILITARY HOUSING INVESTMENTS
LLC, a Delaware Limited Liability Company, its
Manager

	By:	/s/ Joseph M. Macchione
Name: Joseph M. Macchione
Title: Vice President

GMH/PHELPS MILITARY COMMUNITIES LLC,
a Delaware Limited Liability Company

By: GMH MILITARY HOUSING
INVESTMENTS LLC, a Delaware Limited
Liability Company, its Manager

	By:	/s/ Joseph M. Macchione
Name: Joseph M. Macchione
Title: Vice President

GMH MILITARY HOUSING–AETC LIMITED
PARTNER LLC, a Delaware limited liability company

	By:	/s/ Joseph M. Macchione
Name: Joseph M. Macchione
Title: Vice President

GMH MILITARY HOUSING – CARLISLE/PICATINNY
LIMITED PARTNER LLC, a Delaware Limited Liability
Company

By: GMH MILITARY HOUSING INVESTMENTS
LLC, a Delaware Limited Liability Company, its
Manager

	By:	/s/ Joseph M. Macchione
Name: Joseph M. Macchione
Title: Vice President

GMH MILITARY HOUSING – BLISS/WSMR
LIMITED PARTNER LLC, a Delaware Limited Liability
Company, a Delaware Limited Liability Company

By: GMH MILITARY HOUSING INVESTMENTS
LLC, a Delaware Limited Liability Company, its
Manager

By:	/s/ Joseph M. Macchione
Name: Joseph M. Macchione
Title: Vice President

GMH MILITARY HOUSING MANAGEMENT LLC,
a Delaware Limited Liability Company

By: GMH MILITARY HOUSING, LLC,
a Delaware Limited Liability Company, its
Manager

By:	/s/ Joseph M. Macchione
Name: Joseph M. Macchione
Title: Vice President

GMH MILITARY HOUSING DEVELOPMENT LLC,
a Delaware Limited Liability Company

By: GMH MILITARY HOUSING, LLC, a
Delaware Limited Liability Company, its
Manager

By:	/s/ Joseph M. Macchione
Name: Joseph M. Macchione
Title: Vice President

GMH MILITARY HOUSING CONSTRUCTION LLC,
a Delaware Limited Liability Company

By: GMH MILITARY HOUSING, LLC, a
Delaware Limited Liability Company, its
Manager

By:	/s/ Joseph M. Macchione
Name: Joseph M. Macchione
Title: Vice President

GMH COMMUNITIES TRUST, a Maryland Real Estate
Investment Trust

By:	/s/ Joseph M. Macchione
Name: Joseph M. Macchione
Title: Vice President

TRUSTEE

U.S. BANK TRUST NATIONAL ASSOCIATION, a
national banking association

By:	/s/ Thomas E. Tabor
Name: Thomas E. Tabor
Title: Vice President

SCHEDULE 10(f)

1.  In re: GMH Communities Trust Securities Litigation.  Consolidated class action lawsuit claiming fraudulent SEC filings by GMH.  More details of this litigation are set forth in GMH’s filings with the SEC, which are incorporated herein by this reference.

2.  Forbes lawsuit.  Plaintiffs allege that GMH provided false and misleading financial information.  This suit is similar to No. 1, above. The plaintiffs were not included in the class action suit because they are unit holders and not shareholders.  More details of this litigation are set forth in GMH’s filings with the SEC, which are incorporated herein by this reference.

3.  Jeffrey M. Brown Associates, Inc. (“JMB”).  On November 9, 2006, JMB (the construction contractor for the Fort Hamilton project) presented a claim in the amount of approximately $8 million for extra costs above the guaranteed maximum price for its contract.  The majority of the claim (approximately $7.9 million) relates to asserted post-contract adjustments in the scope of work and the withdrawal of the proposed modular home supplier. Management disputed the claim but agreed to meet with JMB to discuss the claim and possible settlements. On January 18, 2007, JMB proposed a settlement that would involve a change order to increase the Guaranteed Maximum Price for new construction at Fort Hamilton by approximately $1.7 million and the cessation of further renovation work by JMB at both Fort Hamilton and the Mitchel Manor portion of the Navy Northeast project, where JMB is a subcontractor.  As part of this proposed settlement, JMB would retract approximately $6.3 million of its original claim.  On February 23, 2007, GMH Military Housing issued a letter back to JMB, in response to its prior settlement proposal, indicating the company’s counteroffer for potential settlement terms between the parties.  Any settlement is likely subject to approval by the Army and the financing parties for Fort Hamilton, and possibly the Navy and the financing parties for the Navy Northeast project if the settlement also involves JMB’s work for the Navy Northeast project.  In April, 2007, JMB submitted change orders in the amount of approximately $990,000 and they are under consideration by management.  However, management believes that the change orders are without merit.  At this time, management believes that an agreement will be reached with JMB if the other necessary parties consent. In addition, JMB holds a renovation contract for work to be completed at the project.  GMH plans to assume the remaining renovation contract under a revised scope that is to be approved by the appropriate financing parties.  If an agreement is not reached, and JMB were to file suit and prevail against the Fort Hamilton project entity, GMH Communities LP could potentially become liable under the Guaranty of Completion covering the project, which is discussed below.  The project entity also could be liable apart from the completion guaranty, given that the project entity is the party to the construction contract with JMB.

Guaranty of Completion: A Guaranty of Completion exists between GMH Communities LP, as guarantor (through assignment of rights and obligations from GMH Capital Partners, L.P.), in favor of The Bank of New York as master trustee under the Trust Indenture covering the bonds financing the Fort Hamilton project.  Under the terms of this Guaranty, the guarantor has guaranteed that the project will be fully and timely performed and completed in accordance with the plans/specifications, “Guaranteed Maximum Price” and construction schedule as set out in the related project construction contract. In addition, the project entity has the same obligations to complete the construction schedule under the terms of the Trust Indenture.  Management believes that any change order increasing the Guaranteed Maximum Price of JMB’s construction contract as part of the settlement will result in a corresponding increase to the Guaranteed Maximum Price for purposes of the Guaranty because the definition of Guaranteed Maximum Price in the Guaranty is tied to JMB’s construction contract.  Moreover, because any settlement and change order with JMB would likely require the consent of the financing parties for Fort Hamilton, management intends to document any such consent in a manner that would provide a corresponding increase in the Guaranteed Maximum Price for purposes of the Guaranty.  However, if a settlement with JMB is not reached and JMB were to prevail on its claim, it is possible that GMH Communities LP would be liable for the amount of the claim above the Guaranteed Maximum Price.

4.  Northeast Housing LLC v. Pezza CMS, Inc.  In 2005, GMH Military Housing Management entered into several contracts with Pezza CMS, Inc. (“Pezza”), a construction contractor, to perform renovation work for the Navy NE project in Connecticut and Rhode Island.  Pezza failed to complete those projects and also failed to pay its subcontractors; therefore GMH terminated the contracts in April, 2006.  GMH paid the unpaid subcontractors all sums owed by Pezza (approximately $283k) so that the subcontractors would not file mechanics leans against the properties.  In addition, GMH hired new contractors to finish the work for about $200k.

In retaliation for GMH terminating its contracts, Pezza filed an Intent to File Mechanics Liens in RI and CT.  GMH received lien waivers for all of the work performed by Pezza and has paid either Pezza or its subcontractors for all work performed; therefore the risk of Pezza actually perfecting the liens and successfully collecting on the liens is minimal.

In Rhode Island, Pezza had to act within 3 months of filing the Intent to Lien to perfect its lien position.  Pezza failed to do so, causing its Intent to Lien and any future opportunity to lien the property for this work to be relinquished.

In Connecticut, Pezza has to act within 1 year of filing the Intent to Lien to perfect its lien position.  This time period will run off in about four months.  Pezza has indicated in its Intent To File Liens that it intends to file liens in the amount of $230,921.93.  GMH has entered into an escrow agreement placing the full amount of the liens in escrow pending the outcome of litigation against Pezza (which should result in the liens being expunged).

GMH filed a complaint against Pezza on October 26, 2006 seeking compensation from Pezza of over $1,000,000 for (i) the amount paid to subcontractors ($283k), (ii) the amount paid contractors to finish the work ($200k), (iii) lost rental because of the delay caused by Pezza ($583k), plus (iv) attorneys fees.  The complaint also seeks to eliminate the CT Intent to File Mechanics Liens.  The case is now in the discovery phase of this litigation.

The CT liens will be relinquished in four months if Pezza does not take any action to perfect its liens.  This 1-year CT hurdle will occur prior to the court making any decision on the liens.  The court will not have to act to relinquish the liens if the 1-year mark comes and goes without Pezza filing its liens.  Then, what will remain in the complaint is GMH’s action for damages.

5.  West Point:  Subsidiaries of the Issuer are engaged in defending a protest filed at the Government Accountability Office by Forest City Military Communities LLC with respect to the West Point Military Housing Project.  Forest City has asked the GAO to review whether the U.S. Army properly implemented the evaluation scheme under the Army’s solicitation when it selected GMH for the West Point project.  An outcome is expected on or before July 5, 2007.  A determination in support of Forest City could result in the loss of the West Point project.